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                                  EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

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
Name                                            Jurisdiction of Incorporation or Organization
----                                            ---------------------------------------------
ICI Holdings, LLC                                                Delaware
Insight Communications Company, L.P.                             Delaware
Insight Midwest, L.P.                                            Delaware
Insight Capital, Inc.                                            Delaware
Insight Communications of Indiana, LLC                           Delaware
Insight Communications of Kentucky, L.P.                         Delaware
Insight Kentucky Partners I, L.P.                                Delaware
Insight Kentucky Partners II, L.P.                               Delaware
Insight Kentucky Capital, LLC                                    Delaware
Insight Holdings of Ohio, LLC                                    Delaware
Insight Communications of Central Ohio, LLC                      Delaware
Insight Interactive, LLC                                         Delaware
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